Exhibit  11(a)
                              ACCESS CORPORATION
                 CALCULATION OF NET EARNINGS PER COMMON SHARE
                        AND COMMON SHARE EQUIVALENT


                                                Three Months Ended
                                                    October 31,
                                                  1996              1995
                                               --------------------------

NET EARNINGS APPLICABLE TO COMMON SHARES
AND COMMON SHARE EQUIVALENTS:
      Net Earnings                            $  (136,822)      $   36,674

      Preferred Dividend                             -              10,802

      Net Earnings Applicable to Common
      Shares and Common Share Equivalents     $  (136,822)      $   25,872

CALCULATION OF PRIMARY NET EARNINGS PER
 COMMON SHARE AND COMMON SHARE EQUIVALENTS:
   Average Number of Common Shares
   and Common Share Equivalents Outstanding     4,865,559        4,865,559

PRIMARY NET EARNINGS PER COMMON SHARE AND
 COMMON SHARE EQUIVALENT:
  Net Earnings per Common Share and
  Common Share Equivalents                    $     (0.03)      $     0.01


a) Common Share Equivalents have not been included as their inclusion would be anti-dilutive or dilution is less than 3%




Exhibit 11(b)


                              ACCESS CORPORATION
                  CALCULATION OF NET EARNINGS PER COMMON SHARE
                         AND COMMON SHARE EQUIVALENT

                                                Six Months Ended
                                                  October 31,
                                                   1996            1995
                                              ----------------------------
NET EARNINGS APPLICABLE TO COMMON SHARES AND
 COMMON SHARE EQUIVALENTS:
   Net Earnings                               $  (276,480)     $    21,603

   Preferred Dividend                                -              10,802

   Net Earnings Applicable to Common
   Shares and Common Share Equivalents        $  (276,480)      $   10,801

CALCULATION OF PRIMARY NET EARNINGS PER
 COMMON SHARE AND COMMON SHARE EQUIVALENTS:
   Average Number of Common Shares and
   Common Share Equivalents Outstanding         4,865,559        4,865,559

PRIMARY NET EARNINGS PER COMMON SHARE AND
 COMMON SHARE EQUIVALENT:
   Net Earnings per Common Share and Common
   Share Equivalents                           $    (0.06)     $      0.00

a) Common Share Equivalents have not been included as their inclusion would be anti-dilutive or dilution is less than 3%